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                                                                    EXHIBIT 99.2

                                    AGREEMENT

     This Agreement, dated as of November 15, 2006, by and among Salton, Inc., a Delaware corporation (the "Company"), and Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger").

     The parties hereto agree to use their reasonable commercial efforts to negotiate and execute definitive agreements providing for the combination of the Company and Applica Incorporated ("Applica") on terms substantially consistent with those discussed by the parties on or about the date hereof (the "Possible Transaction"). Such agreements shall be prepared by counsel to Harbinger.

     From the date hereof until December 15, 2006, the Company shall (and shall cause each of its subsidiaries to) afford to directors, officers, employees, counsel, accountants, agents, financing sources, consultants, advisors and other authorized representatives of Harbinger ("Representatives"), in order to evaluate the Possible Transaction, reasonable access, during normal business hours and upon reasonable notice, to its properties, books and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that the Company may restrict the foregoing access and information to the extent that
(i) applicable laws require the Company or any of its subsidiaries to restrict or prohibit access to any such properties, books, records or information or (ii) the information is subject to confidentiality obligations to a third party. The Confidentiality Agreement (the "Confidentiality Agreement"), dated October 26, 2006, by and between the Company and Harbinger shall apply with respect to information furnished to Harbinger and its Representatives by the Company, its subsidiaries and the Company's officers, employees, counsel, accountants and other authorized representatives hereunder.

     Harbinger agrees to use its commercial reasonable efforts to (a) complete its due diligence with respect to the Company and its subsidiaries and (b) negotiate customary commitment letters in respect of financing for the combined companies, in each case on or prior to December 15, 2006.

     (a) From the date of this Agreement until December 15, 2006, the Company and its subsidiaries will not, and will cause their respective officers, directors, employees and investment bankers, attorneys or other agents retained by, or acting on behalf of, the Company or any of its subsidiaries not to, (i) initiate, solicit or encourage, directly or indirectly, any Acquisition Proposal (as defined below) or (ii) except as permitted below, negotiate, explore or otherwise engage in negotiations or discussions with, or furnish any information or data to, any corporation, company, group, partnership or other entity or individual (each, a "Person") relating to an Acquisition Proposal. The Company will, and will cause its subsidiaries and the persons referred to in the preceding sentence to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person other than Harbinger conducted heretofore with respect to any Acquisition Proposal and cease providing information or data relating to an Acquisition Proposal to any Person other than Harbinger.

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          (b) Notwithstanding the foregoing, the Company and the board of directors of the Company (the "Board):

               (i) may, in response to a bona fide written Acquisition Proposal which was not solicited after the date hereof, was made after the date hereof and did not otherwise arise from a breach of this paragraph 4, participate in discussions or negotiations with or furnish information to any person making such a bona fide written Acquisition Proposal if the Board determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to constitute a Superior Proposal (as defined below), and

               (ii) shall be permitted to (A) take and disclose to the Company's stockholders a position with respect to any tender or exchange offer by a person or amend or withdraw such position, in accordance with Rules 14d-9 and 14e-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (B) make disclosure to the Company's stockholders, in each case either with respect to or as a result of a Superior Proposal, or if the Board determines in good faith, after consultation with its counsel, that it is required to do so in order to comply with the directors' disclosure obligations under applicable laws or Securities and Exchange Commission or stock exchange rules and regulations or fiduciary duties to the Company's stockholders under applicable laws.

The Company may waive the provisions of any "standstill" agreement between the Company and any person to the extent necessary to permit such person to submit an Acquisition Proposal that the Board believes, in its good faith judgment, is reasonably likely to result in a Superior Proposal; provided, that the Company shall immediately notify Harbinger if it grants any such waiver on or prior to December 15, 2006 and, immediately upon the Company doing so, the provisions of
Section 12 of the Confidentiality Agreement shall become null, void and of no further force or effect.

The Company shall promptly advise (and in any event within 24 hours) Harbinger orally of any determination made by the Board in accordance with paragraph 4(b)(i) above following the receipt of any unsolicited bona fide written Acquisition Proposal to participate in discussions or negotiations with or furnish information to any Person other than Harbinger; provided, that the Company shall not be obligated to disclose to Harbinger the terms and conditions of any such Acquisition Proposal (or any changes thereto) or the identity of the person making any such Acquisition Proposal.

          (c) For purposes of this Agreement, "Acquisition Proposal" means any inquiries or the making of any proposal by any Person other than Harbinger or any affiliate thereof in connection with the Possible Transaction, relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 25% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or the assets of the Company and the subsidiaries, taken as a whole, or 25% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially


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     owning 25% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company pursuant to which any person or the stockholders of any person would own 25% or more of any class of equity securities of the Company or of any resulting parent company of the Company.

          (d) The term "Superior Proposal" means any Acquisition Proposal (provided that for purposes of this definition references to 25% in the definition of "Acquisition Proposal" shall be deemed to be references to 50%) which the Board determines, after consultation with outside counsel and its financial advisor, to be (i) more favorable to the Company and its stockholders than the Possible Transaction and (ii) reasonably capable of being completed taking into account all legal, financial and other aspects of such proposal.

     From the date of this Agreement until December 15, 2006, Harbinger and its controlled affiliates (which, for the purpose, shall not include any Person with respect to which Harbinger does not either own a majority of the voting securities or have the right, by contract or otherwise, to designate or appoint a majority of the board of directors or equivalent body) will not, and will cause their respective officers, directors, employees and investment bankers, attorneys or other agents retained by, or acting on behalf of, Harbinger or any of its controlled affiliates (collectively, the "Harbinger Representatives") not to enter into any letter of intent or definitive agreement for the acquisition (whether by merger, consolidation, share exchange, business combination or other form of acquisition transaction) by Harbinger or one of its controlled affiliates of any Person (other than either or both of Applica Incorporated and the Company) primarily engaged in the business of manufacturing and/or distributing small household appliances. Notwithstanding the foregoing, nothing herein shall (i) prevent or prohibit ordinary course trading activities by Harbinger and its controlled affiliates, (ii) apply to the activities of Applica Incorporated unless and until the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 19, 2006, as amended from time to time, by and among APN Holding Company, Inc., APN Merger Sub, Inc. and Applica Incorporated are consummated or (iii) prohibit Harbinger, its controlled affiliates or the Harbinger Representatives from initiating, soliciting or encouraging any inquiries or proposals from, negotiating, exploring or otherwise engaging in negotiations or discussions or furnishing information or data to any Person relating to any acquisition (whether by merger, consolidation, share exchange, business combination or other form of acquisition transaction) by Harbinger or one of its controlled affiliates of any Person primarily engaged in the business of manufacturing and/or distributing small household appliances.

     Except as provided herein, each of the parties hereto shall bear its own expenses (including legal, accounting and other advisory fees and expenses) in connection with the Possible Transaction.

     Promptly after the execution of this Agreement, the Company and Harbinger shall each file with the United States Department of Justice and Federal Trade Commission the pre-merger notification required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and thereafter shall respond promptly to any inquiries from such Department or Commission


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ruling from such notification. Harbinger shall be responsible for the filing fees in connection with such notification.

     This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof and any disputes with respect to this Agreement shall be subject to the exclusive jurisdiction of the Federal and State courts located in the State of Delaware. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms by either party hereto or were otherwise breached by such party, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any remedy to which such other party is entitled at law or in equity.

     All of the covenants and agreements contained in this Agreement (other than those contained in paragraph 1) shall be binding upon and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. Except as set forth in the preceding sentence, this Agreement does not constitute a legally binding agreement and the failure to execute and deliver a definitive agreement in respect of the Possible Transaction or to consummate the Possible Transaction contemplated hereby shall impose no liability on any party hereto other then as contemplated by the legally binding provisions of this Agreement.

     This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and of the Confidentiality Agreement and together supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

     This Agreement may not be modified or supplemented with respect to any party except by a written agreement signed by the parties to be bound. The Company acknowledges and agrees that Harbinger is required to file this Agreement on an amended Schedule 13D upon its execution and delivery.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first written above.

                                        Salton, Inc.


                                        By:
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                                        Its:
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                                        Harbinger Capital Partners Master
                                        Fund I, Ltd.

                                        By: Harbinger Capital Partners Offshore
                                            Manager, L.L.C., as its
                                            investment manager


                                        By:
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                                        Its:
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